Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Sky Financial Group, Inc. of our report dated January 21, 2003, except for Note 26 as to which the date is July 2, 2004, on the consolidated balance sheet of Sky Financial Group, Inc. as of December 31, 2002 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2002, which report is included in this Current Report on Form 8-K dated July 6, 2004.

Form S-8 No. 333-108810

Form S-8 No. 333-65492

Form S-8 No. 333-59312

Form S-8 No. 333-67233

Form S-8 No. 333-47315 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-8 No. 333-60741 (Post Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-3 No. 333-64127 (Filed as Citizens Bancshares, Inc.)

Form S-8 No. 333-18867 (Filed as Citizens Bancshares, Inc.)

/S/ CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Columbus, Ohio

July 2, 2004